As filed with the Securities and Exchange Commission on June 15, 2023

Registration No. 333-142569

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________

CRAWFORD & COMPANY

(Exact name of Company as specified in its charter)

_______________________

Georgia	58-0506554
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5335 Triangle Parkway, Peachtree Corners, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

_______________________

Tami E. Stevenson
Senior Vice President, General Counsel and Corporate Secretary
Crawford & Company
5335 Triangle Parkway
Peachtree Corners, Georgia 30092
(Name and address of agent for service)

(404) 300-1000
(Telephone number, including area code, of agent for service)

_______________________

With a copy to:

Brian Lee
Dentons US LLP
1221 Avenue of the Americas, New York, New York 10020
(212) 768-6926

_______________________

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-142569) (the “Registration Statement”) of Crawford & Company (the “Company”), which was filed with the U.S. Securities and Exchange Commission on July 27, 2007. The Registration Statement registered 842,815 shares (the “Shares”) of the Company’s Class A Common Stock, par value $1.00 per share. The Shares were registered to permit resales of such Shares by selling stockholders, as named in the Registration Statement, who acquired the Shares in connection with the Company’s private placement completed on October 30, 2006.

The Company seeks to deregister all Shares that remain unsold under the Registration Statement as of the date hereof because it no longer has an obligation to keep the Registration Statement effective. Accordingly, in accordance with an undertaking made by the Company in Part II of the Registration Statement, the Company is filing this Post-Effective Amendment to remove from registration any and all Shares registered but unsold under the Registration Statement and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, and Rule 478, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to a Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Peachtree Corners, State of Georgia, on 15th day of June, 2023.

CRAWFORD & COMPANY

By:	/s/ Tami E. Stevenson
Name:	Tami E. Stevenson
Title:	Senior Vice President-General Counsel and Corporate Secretary

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.